Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE MONTHS ENDED OCTOBER 31, 2015

J. W. Mays, Inc. today reported its financial results for the three months ended October 31, 2015.

Revenues for the three months ended October 31, 2015, amounted to $4,569,061 compared to revenues of $4,642,649 in the comparable 2014 three-month period.

Net income for the three months ended October 31, 2015 was $401,375, or $.20 per share, compared to net income of $438,672, or $.22 per share, in the comparable 2014 three-month period.

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Dated: December 2, 2015